SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) Of The SECURITIES EXCHANGE ACT OF 1934


Date of Report:                              January 20, 1994

Exact name of registrant
as specified in its charter:                 BELL ATLANTIC CORPORATION

Commission File No.:                         1-8606

State of Incorporation:                      Delaware

IRS Employer Identification No.:             23-2259884

Address of principal
executive offices:                           1717 Arch Street
                                             Philadelphia, Pennsylvania
Zip Code                                     19103

Registrant's telephone number,
including area code:                         (215) 963-6000

Former name or former address,
if changed since last report:                N/A

Item 5.  Other Events.

     Bell Atlantic Corporation (the "Company") today said that rumors that the Company intends to cut its dividend are totally false. The Company does not intend to cut its dividend as a result of its pending merger with TeleCommunications, Inc. ("TCI") and Liberty Media Corporation ("Liberty").

     The Company also confirmed that negotiations on that transaction are proceeding satisfactorily. The proposed merger is an exceedingly complex transaction, and, as in any negotiation, various elements may be modified. It is the Company's intention that the final financial terms of the transaction will not differ significantly from the Letter of Intent executed by the Company, TCI and Liberty on October 12, 1993.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


BELL ATLANTIC CORPORATION


By:
       -------------------------
       P. Alan Bulliner
       Vice President, Corporate
        Secretary and Counsel


Date: January 20, 1994